RANDGOLD RESOURCES LIMITED

Incorporated in Jersey, Channel Islands

Reg. No. 62686

LSE Trading Symbol: RRS

Nasdaq Trading Symbol: GOLD

ANNOUNCEMENT OF YEAR-END (Q4) RESULTS – MONDAY 5 FEBRUARY 2007

* RELEASE
The year-end (Q4) results will be released electronically on Monday 5 February at 07:00 UK time. The full results will also be published on our website at www.randgoldresources.com. The PowerPoint presentation will be available on the site from 11:30 UK time.

* VIDEO-LINKED GROUP PRESENTATIONS – LONDON & CAPE TOWN
London
Date:    Monday 5 February 2007
Time:   11:45 for 12:00 (followed by a finger lunch)
Venue: The Theatre, London Stock Exchange, 10 Paternoster Square, London, EC4M 7LS

Cape Town
Date:    Monday 5 February 2007
Time:    13:45 for 14:00 (refreshments served after the presentation)
Venue:  Vasco da Gama Room, Level B2, Arabella Sheraton Grand Hotel,
            1 Lower Long Street, Convention Square, Cape Town, 8001, South Africa

If you wish to attend one of the above presentations, please contact Kathy du Plessis at randgoldresources@dpapr.com or on +27 11 728 4701

SIMULTANEOUS AUDIO WEBCAST OF PRESENTATION
A live Audio Webcast of the presentation to analysts will be available on the company’s website from 12:00 UK time (14:00 SA) and will remain on the site for later viewing.

QUESTIONS
Submit any questions relating to the results to randgoldresources@dpapr.com and you will receive a prompt response.

* CONFERENCE CALL – INTERNATIONAL INVESTOR CALL
16:00 UK * 11:00 Eastern (USA/Canada) * 08:00 Western (USA/Canada) * 17:00 Central Europe * 18:00 South Africa

DIAL-IN NUMBERS - LIVE CALL Access code ‘RANDGOLD RESOURCES’
UK – Toll-free 0800 917 7042
USA – Toll 1-412 858 4600, Toll-free 1-800 860 2442
Canada – Toll-free 1-866 519 5086
Europe – Toll +41 916 105 600, Toll-free +800 246 78 700
Australia – Toll-free 1-800 350 100
South Africa – Toll 011 535 3600, Toll-free 0800 200 648

OPTION - WE CALL YOU
If you wish us to call you for the conference call, please contact us (details below)

PLAYBACK – (replay available 2 hours after the call, for 48 hours) Access Code 2649#
UK – 0808 234 6771
USA and Canada – 1 412 317 0088
Europe – +41 91 612 4330
South Africa – 011 305 2030

TRANSCRIPT
Please advise us by e-mail or fax, with your details, if you would like to be sent a copy of the transcript of the conference call.

If you no longer wish to receive information on Randgold Resources please advise us by e-mail or fax. (details listed below)

Enquiries: Kathy du Plessis
Randgold Resources Investor and Media Relations
randgoldresources@dpapr.com
Tel +27 11 728 4701, Mobile +27 (0)83 266 5847, Fax +27 11 728 2547
www.randgoldresources.com